UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 19, 2012
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On March 21, 2012, Hewlett-Packard Company (“HP”) announced that Vyomesh I. Joshi will retire as Executive Vice President of HP's Imaging and Printing Group.  Mr. Joshi's retirement will be effective on April 2, 2012.

On March 21, 2012, James T. Murrin, Senior Vice President, Controller and Principal Accounting Officer of HP, accepted the position of Senior Vice President and General Manager of the end-user workplace and managed network services business within HP’s enterprise services business.  In connection with his acceptance of that position, Mr. Murrin resigned his current position as Senior Vice President, Controller and Principal Accounting Officer effective May 1, 2012.

(c)
On March 22, 2012, the HP Board of Directors elected Marc A. Levine as Senior Vice President, Controller and Principal Accounting Officer of HP effective May 1, 2012.  Mr. Levine has served as Senior Vice President and Chief Operations Officer for HP’s enterprise services business since February 2010.  Previously, he served as Vice President of Finance for HP’s former Enterprise Business from 2007 to March 2010.  Prior to that, Mr. Levine held various other finance positions at HP since joining the company in 1988.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the election of eleven directors of HP at its annual meeting of stockholders held on March 21, 2012 in Santa Clara, California (the “Annual Meeting”), the Board of Directors of HP approved an amendment to Section 3.2 of Article III of HP’s Bylaws decreasing the number of directors from fourteen (14) to eleven (11) effective as of March 21, 2012.  The Amended and Restated Bylaws of HP reflecting that amendment are filed with this report as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, HP stockholders voted on four proposals and cast their votes as described below.  The proposals are described in detail in HP’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 3, 2012.

Proposal 1
HP’s stockholders elected eleven individuals to the Board of Directors for the succeeding year or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Marc L. Andreessen	1,094,386,380	233,884,058	2,595,113	257,879,855
Shumeet Banerji	1,296,647,182	31,018,732	3,199,637	257,879,855
Rajiv L. Gupta	1,110,270,971	217,429,050	3,165,530	257,879,855
John H. Hammergren	1,078,387,487	249,263,904	3,214,160	257,879,855
Raymond J. Lane	1,280,757,133	47,334,219	2,774,199	257,879,855
Ann M. Livermore	1,299,142,771	29,742,135	1,980,645	257,879,855
Gary M. Reiner	1,301,487,528	26,189,399	3,188,624	257,879,855
Patricia F. Russo	1,277,677,788	50,199,314	2,988,449	257,879,855
G. Kennedy Thompson	1,080,555,993	247,163,803	3,145,755	257,879,855
Margaret C. Whitman	1,297,109,562	31,580,648	2,175,341	257,879,855
Ralph V. Whitworth	1,313,225,607	14,324,856	3,315,088	257,879,855

Proposal 2
HP stockholders ratified the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the 2012 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,564,731,689	20,713,740	3,299,977	0

Proposal 3
HP stockholders cast their votes with respect to the advisory vote on executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,027,937,432	276,419,838	26,508,280	257,879,855

Proposal 4
HP stockholders cast their votes with respect to the Stockholder proposal entitled “Executives to Retain Significant Stock” as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
325,009,219	999,915,408	5,940,924	257,879,855

Item 7.01	Regulation FD Disclosure.

On March 22, 2012, the HP Board of Directors authorized a 10% increase in HP’s regular quarterly cash dividend payable to holders of record of its outstanding common stock.  The increase will be effective when the HP Board of Directors declares HP’s next dividend, which is expected to occur in May 2012.  HP’s previously announced dividend payable on April 4, 2012 for stockholders of record on March 14, 2012 will not be increased and will remain at $0.12 per share.

Item 8.01	Other Events.

On March 21, 2012, HP announced that it was realigning the organizational structure of its business.  As part of that realignment, HP will consolidate its Imaging and Printing Group and its Personal Systems Group (“PSG”) into a single organization to be led by R. Todd Bradley, HP’s current Executive Vice President of PSG.  In addition, HP will also consolidate its global accounts sales organization into its Enterprise Servers, Storage and Networking and Technology Services organization (“ESSN”), which will be led by David A. Donatelli, HP’s current Executive Vice President and General Manager of ESSN.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Hewlett-Packard Company (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: March 23, 2012	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Hewlett-Packard Company (filed herewith).